UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2006

US GLOBAL NANOSPACE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000 - 23339	13-3720542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2533 North Carson Street, Suite 5107 Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 841-3246

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by US Global Nanospace, Inc. (the "Registrant") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

On June 15, 2006 the Registrant and one of its directors, Julie Seaman, entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with the owner of the Registrant’s former business facility in Arlington, Texas, Everest International Inc. (“Everest”), on the one hand, and USDR, Inc. (“USDR”), USDR Aerospace Ltd. (“USDRA”), Avcom Technologies, Ltd. (“Avcom”) and Serlings Corp. (“Serlings”) (collectively, the “USDR Parties”), on the other hand. On June 21, 2006 the Registrant and Everest entered into a Modification to Settlement Agreement (the “Modification”) modifying the Registrant’s obligations under the Settlement Agreement (the Settlement Agreement and the Modification are hereinafter referred to collectively as the “Modified Settlement Agreement”). Ms. Seaman is a principal of USDR and USDRA and acted on their behalf in connection with the Settlement Agreement. Pursuant to the Modified Settlement Agreement, the Registrant agreed to convey to Everest by June 21, 2006 certain tangible assets located in the Arlington facility (the “USDR Assets”) which the Registrant had purchased from USDR as described below, and the Registrant (i) agreed to issue to Everest 893,617 unregistered shares of common stock within 10 calendar days of June 21, 2006, (ii) agreed to pay Everest $10,000 in cash by June 21, 2006, (iii) forfeited all claims to the $11,000 security deposit paid by the Registrant to Everest pursuant to the Arlington facility lease agreement, and (iv) agreed to tender to Everest cash payment of $32,000 at 10% per year via monthly installments of $1,464.43 commencing on October 1, 2006 with no prepayment penalty, all in consideration of a full release and dismissal of the lawsuit previously filed by Everest against the Registrant and Ms. Seaman, in her capacity as guarantor of the lease, in Tarrant County District Court, Texas, on December 19, 2005. The USDR Parties had tangible assets located in the Arlington facility, some of which the Registrant used for operations.

On June 20, 2006, the Registrant and USDR entered into a Purchase Agreement in connection with the transactions contemplated by the Modified Settlement Agreement. Pursuant to the Purchase Agreement, USDR transferred to the Registrant all of its right, title and interest in and to the USDR Assets in exchange for the issuance by the Registrant to USDR of 731,707 unregistered shares of common stock.

The foregoing discussion is qualified in its entirety by reference to the Settlement Agreement, the Modification and the Purchase Agreement, all of which are attached as exhibits to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits

Exhibit No.	Description
10.1	Settlement Agreement and Mutual Release
10.2	Modification to Settlement Agreement
10.3	Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US GLOBAL NANOSPACE, INC. (Registrant)

Date: June 26, 2006	/s/ Carl Gruenler
Carl Gruenler, Chief Executive Officer